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                                                                  EXHIBIT 23.2




                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         We hereby consent to the inclusion of the information included or incorporated by reference in this Registration Statement on Form S-3 of Prize Energy Corp. with respect to our audit letter dated February 14, 2001, related to the estimated quantities of 75 percent of Prize Energy Corp.'s proved reserves of oil and gas and the related estimates of future net revenue and present values thereof for the fiscal year ended December 31, 2000, which information has been included or incorporated by reference in this Registration Statement on Form S-3 in reliance upon such letter and upon the authority of this firm as experts in petroleum engineering. We further consent to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-3.

                                       NETHERLAND, SEWELL & ASSOCIATES, INC.

                                       By:  /s/ Frederick D. Sewell
                                          ---------------------------------
                                                Frederic D. Sewell
                                                President

Dallas, Texas
July 5, 2001